UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2026

Primis Financial Corp.

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-33037	20-1417448
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1676 International Drive, Suite 900, McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 893-7400

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
COMMON STOCK	FRST	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, directors Robert Y. Clagett and Charles A. Kabbash did not stand for re-election at the annual meeting of stockholders held on May 21, 2026 (the “Annual Meeting”) and, accordingly, were not included in the list of director nominations in the Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) of Primis Financial Corp. (the “Company”) filed with the U.S. Securities and Exchange Commission on April 10, 2026. Accordingly, Mr. Clagett’s and Mr. Kabbash’s respective terms on the Board of Directors (the “Board”) of the Company and of Primis Bank (“Bank”) ended effective as of May 21, 2026. Prior to the Annual Meeting, Mr. Clagett served as a member of the Audit Committee and Compensation Committee of the Board and Mr. Kabbash served as a member of the Governance Committee and Asset-Liability Management Committee of the Board. In connection with Mr. Clagett’s and Mr. Kabbash’s departures, the Board, at the recommendation of its Corporate Governance Committee, nominated Scott R. Gamble and J. Brock Saunders for election as directors at the Annual Meeting as disclosed in the Proxy Statement.

Mr. Clagett’s decision not to stand for re-election was not the result of any disagreement between the Company and him on any matter relating to the Company’s operations, policies or practices.

Mr. Kabbash’s decision not to stand for re-election was not the result of any disagreement between the Company and him on any matter relating to the Company’s operations, policies or practices.

The Company is grateful to Mr. Clagett and Mr. Kabbash for their expert advice and counsel they provided the Board and the Company’s management team and their valued service as a member of the Board.

Effective as of the May 21, 2026 Annual Meeting, and subject to Mr. Gamble’s and Mr. Saunders’ election at the Annual Meeting, the Board appointed Scott R. Gamble to the Company and Bank boards and to serve on the Audit Committee and Asset-Liability Management Committee and J. Brock Saunders to the Company and Bank boards and to serve on the Compensation Committee and Asset-Liability Management Committee.

Mr. Gamble is a Principal at Patriot Financial Partners, L.P. and has more than 38 years of banking experience. Prior to joining Patriot, Mr. Gamble was the Regional President for BB&T’s Greater Delaware Valley Region. He was responsible for BB&T’s commercial and retail management teams, covering the Greater Delaware Valley. In addition, he was responsible for the commercial real estate and regional corporate lending teams. He also serves on the board of directors of First Bank (NASDAQ: FRBA) and Fortis Financial Inc. (a privately held company). A graduate of Grove City College with a B.A. in Business Administration, Mr. Gamble has also pursued additional training in management and capital markets. His vast experience throughout his banking career in the management of commercial banking, retail banking and business development for community offices and business centers qualifies Mr. Gamble to serve on the board of directors at Primis Financial Corp.

Mr. Saunders is currently the Managing Partner at Mattock Capital, a Richmond-based family office investing in a diverse set of alternative investments. Prior to Mattock, Mr. Saunders was the President and Chief Investment Officer at James River Capital Corp., an investment management firm, and before that was a Partner at Pleasant Lake Partners, a New York-based hedge fund. He started his career at Citigroup as a high-yield credit trader, later moving to the firm’s proprietary trading business where he ultimately served as the Global Head of Equity Trading in London. Mr. Saunders attended the University of Virginia where he earned a Bachelor of Arts in both government and history and served as one of three representatives from the college on the Honor Committee. His diverse background in financial services, including capital markets and investing, qualifies Mr. Saunders to serve on the board of directors at Primis Financial Corp.

The Board has determined that Mr. Gamble and Mr. Saunders are “independent” as defined under the listing rules of the NASDAQ Stock Market. There are no family relationships between Mr. Gamble and Mr. Saunders and any director or executive officer of the Company. There are no arrangements or understandings between Mr. Gamble and Mr. Saunders and any other persons or entities pursuant to which Mr. Gamble and Mr. Saunders were appointed as a director of the Company.

There are no transactions involving Mr. Gamble and Mr. Saunders and the Company that require disclosure under Item 404(a) of Regulation S-K.

As of the date of their appointment, each of Mr. Gamble and Mr. Saunders is entitled to receive compensation that is consistent with the compensation received by the other members of the Board. A description of the compensation payable to members of the Board is set forth under the heading “Director Compensation” in the Company’s Definitive Proxy Statement filed with the SEC on April 10, 2026 and is incorporated herein by reference.

A copy of the press release announcing the changes to the Board is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 21, 2026, Primis Financial Corp. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). Of the 24,772,072 shares of common stock of the Company outstanding as of the record date for the Annual Meeting, 20,196,020 shares were present at the meeting in person or by proxy. The final results of each of the proposals voted on by the Company’s stockholders are described below:

Proposal One – Elect Directors: To elect ten directors to serve on the Company’s Board of Directors (the “Board”) until the Company’s 2027 Annual Meeting of Stockholders and until his successor is duly elected and qualified, or until his earlier resignation or removal. The vote for each director is as set forth below.

Nominee	Votes For	Votes Against	Broker Non-Votes
John F. Biagas	15,431,527	2,223,655	2,540,838
W. Rand Cook	14,786,032	2,869,150	2,540,838
Deborah B. Diaz	15,483,412	2,171,770	2,540,838
F. L. Garrett, III	16,638,116	1,017,066	2,540,838
Dr. Allen R. Jones, Jr.	16,930,739	724,443	2,540,838
John M. Eggemeyer	16,972,859	682,323	2,540,838
Eric A. Johnson	15,397,275	2,257,907	2,540,838
Scott R. Gamble	16,944,446	710,736	2,540,838
J. Brock Saunders	16,960,521	694,661	2,540,838
Dennis J. Zember, Jr.	16,990,535	664,647	2,540,838

The ten nominees were each elected to the Board by a plurality of the votes of the shares of the Company’s common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors, as required by the Company’s bylaws.

Proposal Two – Ratification of Auditors: To ratify the appointment of Crowe, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Votes For	Votes Against	Abstentions
20,170,536	20,717	4,767

The vote required to approve this proposal was the affirmative vote of a majority of the shares of the Company’s common stock present in person or represented by proxy at the Annual Meeting and entitled to vote. Accordingly, this proposal was approved.

Proposal Three – Advisory (Non-binding) Vote to Approve Compensation of Named Executive Officers: To hold an advisory vote to approve, on a non-binding basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement.

Votes For	Votes Against	Broker Non-Votes	Abstentions
15,714,681	1,910,497	2,540,838	30,004

The vote required to approve this proposal was the affirmative vote of a majority of the shares of the Company’s common stock present in person or represented by proxy at the Annual Meeting and entitled to vote. Accordingly, this proposal was approved.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated May 27, 2026

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMIS FINANCIAL CORP.

	By:	/s/ Matthew A. Switzer
May 27, 2026	Matthew A. Switzer
Chief Financial Officer